Exhibit 99.1

Evans & Sutherland Announces Resignation of Kevin Paprzycki as CFO

SALT LAKE CITY, UTAH, November 9, 2005—Evans & Sutherland Computer Corporation (E&S®) (NASDAQ: ESCC) today announced the resignation of Kevin A. Paprzycki as Chief Financial Officer and Corporate Secretary, effective November 23, 2005.

Mr. Lance Sessions will serve as Acting CFO until a permanent replacement is named.  Mr. Sessions is currently the Director of Finance for E&S and is a Certified Public Accountant.

“We are disappointed that Kevin is leaving,” said James R. Oyler, President and Chief Executive Officer.  “He has done an effective job in his position, and leaves the company’s financial operations in good condition.”

About Evans & Sutherland

Evans & Sutherland produces high-quality visual systems for simulation, training, and visualization in defense and commercial applications; digital theaters; and related applications throughout the world.  Visit the E&S Web site at http://www.es.com.

E&S is a registered trademark of Evans & Sutherland Computer Corporation.

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Contact:

James R. Oyler

Evans & Sutherland
Tel: 801-588-1700

email: joyler@es.com